[LOGO OMITTED]          LIVINGSTON, WACHTELL & CO., LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                29 Broadway, 25th Floor New York, NY 10006-3208
               Tel 212-480-0200 Fax 212-480-1321 wwww.lwccpa.com
                                Established 1919


                                                             September 17, 2004



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated September 17, 2004 of TELECOM COMMUNICATIONS, INC. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of TELECOM COMMUNICATIONS, INC. contained therein.

                                      Very truly yours,




                                      /s/ Livingston, Wachtell & Co., LLP




cc: Telecom Communications, Inc.